EXHIBIT 5

                      OPINION AND CONSENT OF LEGAL COUNSEL

                             The Business Law Group
                                Attorneys at Law
                         455 S. Orange Avenue, Suite 500
                                Orlando, FL 32801

                                January 10, 2006

Board of Directors
Bootie Beer Corporation
620 North Denning  Drive,  Suite  100
Winter  Park,  FL 32789

Ladies and Gentlemen:

         We have acted as special securities counsel to Bootie Beer Corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") covering registration under the Securities Act of 1933, as amended, of 9,000,000 shares of the Company's common stock, $0.001 par value per share (the "Shares"), pursuant to the 2006 Non-Qualified Stock & Option Plan (the "Plan"). As such, we have examined the Registration Statement and such other documents of the Company as we deemed appropriate under the circumstances.

         Based upon the foregoing, and assuming that the Shares will be issued as set forth in the Plan, at a time when effective, and that there will be full compliance with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states in which the Shares may be sold, we are of the opinion that, upon issuance of the Shares according to the Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and nonassessable shares of Common Stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares, once issued pursuant to the Plan as described in the Registration Statement.

         This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with the Company in respect to any matter, which comes to our attention hereafter.

                                            Very truly yours,

                                            /s/  THE BUSINESS LAW GROUP
                                            -----------------------------------
                                                 THE BUSINESS LAW GROUP

Consent:

         We consent to the use of our opinion dated January 10, 2006, as an exhibit to the Registration Statement of Bootie Beer Corporation, and to the reference to our firm in the Registration Statement.

                                            /s/  THE BUSINESS LAW GROUP
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                                                 THE BUSINESS LAW GROUP